Exhibit 99.1

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITORS’ REPORT

NAUTILUS POPLAR LLC

For the Year Ended December 31, 2008

C O N T E N T S

PAGE

INDEPENDENT AUDITORS’ REPORT	3

BALANCE SHEET	4 - 5

STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY	6

STATEMENT OF CASH FLOWS	7 - 8

NOTES TO FINANCIAL STATEMENTS	9 -16

To the Members

Nautilus Poplar LLC

Independent Auditors’ Report

We have audited the accompanying balance sheet of Nautilus Poplar LLC as of December 31, 2008, and the related statements of operations and changes in members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of these financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nautilus Poplar LLC as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hanson & Co., CPAs

Hanson & Co., CPAs

Denver, Colorado

November 23, 2009

NAUTILUS POPLAR LLC

Balance Sheet

December 31, 2008

ASSETS

CURRENT ASSETS
Cash	$433,798
Accounts receivable
Oil sales	217,511
Joint interest owners	362,196
Related party	200,000
Current portion of note receivable	88,527
Inventory	355,039
Other current assets	24,188

Total current assets	1,681,259

OIL AND GAS PROPERTIES
Proved oil and gas properties - subject to depletion	10,099,471
Undeveloped oil and gas properties - not subject to depletion	286,187
Less accumulated depletion	(1,191,444)

Net oil and gas properties	9,194,214

PROPERTY AND EQUIPMENT, NET	80,854

OTHER ASSETS
Certificates of deposit - restricted	234,200
Note receivable	131,000

Total other assets	365,200

Total assets	$11,321,527

The accompanying notes are an integral part of these statements.

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Current portion long-term debt	$811,398
Accounts payable	1,192,611
Accrued liabilities	446,597

Total current liabilities	2,450,606

LONG-TERM LIABILITIES
Asset retirement obligation	1,204,388
Long-term debt	915,869

Total long-term liabilities	2,120,257

MEMBERS’ EQUITY

Total members’ equity	6,750,664

Total liabilities and members’ equity	$11,321,527

NAUTILUS POPLAR LLC

Statement of Operations and Members’ Equity

Year Ended December 31, 2008

NET SALES
Oil sales	$5,493,268
Other	23,998

Total net sales	5,517,266

OPERATING EXPENSES
Lease operations	2,723,819
Production taxes	877,279
Depletion and depreciation	842,734
General and administrative	462,048

Total operating expenses	4,905,880

INCOME FROM OPERATIONS	611,386

OTHER EXPENSE
Loss on settlement of ARO liability	2,908
Interest expense, net	107,164

Total other expense	110,072

NET INCOME	501,314

MEMBERS’ EQUITY, beginning of year	6,668,337

Distributions to members	(418,987)

MEMBERS’ EQUITY, end of year	$6,750,664

The accompanying notes are an integral part of these statements.

NAUTILUS POPLAR LLC

Statement of Cash Flows (Page 1 of 2)

Year Ended December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$5,150,052
Cash paid to suppliers and employees	(3,251,618)
Interest received	48
Interest paid	(107,212)

Net cash provided by operating activities	1,791,270

CASH FLOWS FROM INVESTING ACTIVITIES
Acquistion of oil and gas properties	(23,762)
Capital expenditures for intangibles and well equipment	(746,742)
Payments received on notes receivable	561,723
Purchases of property and equipment	(34,348)

Net cash used for investing activities	(243,129)

CASH FLOWS FROM FINANCING ACTIVITIES
Net draws on line of credit	200,000
Payments on long-term debt	(1,017,756)
Distributions to members	(418,987)

Net cash used for financing activities	(1,236,743)

NET CHANGE IN CASH AND CASH EQUIVALENTS	311,398

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	122,400

CASH AND CASH EQUIVALENTS AT END OF YEAR	$433,798

The accompanying notes are an integral part of these statements.

NAUTILUS POPLAR LLC

Statement of Cash Flows (Page 2 of 2)

Year Ended December 31, 2008

Reconciliation of net income to net cash provided by operating activities:

Net income	$501,314

Reconciling adjustments:
Depletion and depreciation	864,209
Accretion of discount on asset retirement obligation	71,153
Loss on settlement of asset retirement obligation	2,908

Changes in operating assets and liabilities:
Accounts receivable, oil sales	225,364
Accounts receivable, joint interest owners	4,474
Accounts receivable, related party	(200,000)
Inventories	(169,348)
Other assets	26,117
Accounts payable	601,679
Accrued liabilities	(98,265)
Asset retirement obligation	(38,335)

Total adjustments	1,289,956

Net cash provided by operating activities	$1,791,270

The accompanying notes are an integral part of these statements.

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note A – Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Nautilus Poplar LLC (the Company) is a Limited Liability Company under the State Statutes of Montana and was organized on December 29, 2006, but had no activity until fiscal year 2007. The Company has an unlimited life. Under the LLC rules in Montana the liability of the Members is limited to their equity contributed. The Company is engaged in the acquisition of oil and gas properties and the production, development, and exploitation of oil and gas reserves in the United States. The Company also explores for oil and gas reserves with the use of 3-D seismic technology.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts for assets, liabilities, income and disclosure amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

The Company’s financial statements are based on a number of significant estimates, including collectability of receivables, selection of the useful lives for property and equipment, asset retirement obligation, and oil reserve quantities which are the basis for the calculation of depreciation, depletion, and impairment of oil reserves. The Company’s reserve estimates were determined by the Company. Management emphasizes that reserve estimates are inherently imprecise and that estimates of more recent discoveries are more imprecise than those for properties with long production histories. Accordingly, the Company’s estimates are expected to change as future information becomes available.

Cash and Cash Equivalents

For the purposes of the statement of cash flows the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. The Company’s financial instruments consist of cash, trade receivables, trade payables, and accrued liabilities. The carrying value of cash and cash equivalents, trade receivables, and trade payables are considered to be representative of their fair market value, due to the short maturity of these instruments.

Accounts Receivable

The Company generates billings each month to its working interest partners in the properties the Company operates. The resulting receivables, net of royalty payments due to the working interest partners, are due within 30 days of receipt. Interest and other costs are provided for payments not timely received. The receivables are reviewed periodically and appropriate actions are taken on past due accounts, if any.

Inventory

The Company maintains an inventory of crude oil, chemicals and certain downhole equipment. Oil in tanks is valued using the spot price at year end which is substantially the same as market. Chemicals are valued using the lower of cost (first in – first out method) or market. Downhole equipment is valued at current market prices when returned to yard.

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note A – Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition and Accounts Receivable, Oil and Gas Sales

The Company recognizes revenue when oil and natural gas quantities are delivered to or collected by the respective purchaser. Management periodically reviews the difference between the dates of production and the dates on which the Company collects payment for such production to ensure that accounts receivable from those purchasers are collectible.

Income Taxes

As a limited liability company, the Company does not pay federal or state income taxes. The taxable income or loss of the Company, which may vary substantially from income or loss reported for financial reporting purposes, is included in the state and federal tax returns of the members. Therefore, the Company does not reflect a provision or liability for income taxes in the accompanying financial statements.

Note B – Inventory

Inventory consists of the following as of December 31, 2008:

Downhole equipment	$183,371
Chemicals	131,617
Oil in tanks	40,051

$355,039

Note C – Property and Equipment – At Cost

Building	$19,831
Computer equipment and software	18,260
Vehicles	77,928

Total property and equipment	116,019

Less accumulated depreciation	(35,165)

Net property and equipment	$80,854

Note D – Depletion, Depreciation, and Impairment

Oil and Gas Producing Operation

The Company follows the successful efforts method of accounting for oil and gas operations. The use of this method results in the capitalization of those costs associated with the acquisition, exploration, and development of properties that produce revenue or are anticipated to produce future revenue. Costs of unsuccessful exploration efforts are expensed in the period it is

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note D – Depletion, Depreciation, and Impairment (continued)

Oil and Gas Producing Operation (continued)

determined that such costs are not recoverable through future revenues. Geological and geophysical costs and delay rental are expenses as incurred. The cost of development wells are capitalized whether productive or nonproductive. Upon sale of proved properties, the cost and accumulated depletion are removed from the accounts and any gain or loss is charged to income.

Depletion of capitalized costs of proved oil and gas properties is provided on a property-by-property basis using the units-of-production method, based upon proved reserves.

Impairment of Long-Lived Assets

Capitalized costs are evaluated for impairment based on an analysis of undiscounted future net cash flows in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If impairment is indicated, the asset is written down to its estimated fair value based on expected future discounted cash flows. No impairment was recognized for the year ended December 31, 2008.

Asset Retirement Obligations

The Company accounts for future obligations under SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

Equipment and Other Property

Other property and equipment are recorded at cost and are depreciated using the straight-line method based on the useful lives of the related assets varying from 5 to 7 years. Renewals and betterments which extend the useful life of assets are capitalized. Routine maintenance and repairs are expensed as incurred. Depreciation expense attributable to other property and equipment was $21,475 for the year ended December 31, 2008 and is included in general and administrative expenses.

Note E – Long-Term Debt

At December 31, 2008, the Company’s long-term debt consisted of the following:

Senior credit facility	$1,487,500
Line of credit	200,000
Vehicle notes, varying terms	39,767

1,727,267

Less current portion	811,398

Total long-term debt	$915,869

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note E – Long-Term Debt (continued)

Future minimum payments are as follows:

Year Ending December 31,

2009	$811,398
2010	611,422
2011	300,034
2010	4,413

$1,727,267

In February 2007 the Company entered into a revolving credit agreement (the Senior Credit Facility). The Senior Credit Facility provides for borrowing up to $3,000,000, terminated on February 25, 2009 and was renewed subsequent to year end with substantially the same terms and matures December 25, 2011. The Senior Credit Facility is collateralized by substantially all of the Company’s oil and gas properties.

Under the agreement, the loan requires monthly payments of $50,000 plus interest with a balloon payment of $1,850,000 due at maturity. The interest rate applicable to borrowings under the Senior Credit Facility adjusts with the Wall Street Journal Prime Rate. The rate as of December 31, 2008 was 4.00% and the Company recorded interest expense of $124,115 for the year ended December 31, 2008.

As part of the purchase agreement for the initial properties of the Company, Hunter Energy, LLC (“Hunter”) and Aspen Exploration Corporation (“Aspen”) agreed to participate in the acquisition costs in exchange for a share in the working interest. These companies agreed to pay their respective portions of the debt Nautilus Poplar, LLC incurred for the acquisition. As of December 31, 2008, Aspen Exploration Corporation owed the Company $219,527, which is reflected as a note receivable on the balance sheet. Hunter reimbursed the remainder of their share to the Company during 2008. Hunter and Aspen reimbursed the Company $33,988 in interest for their share of the loan.

The Company paid $8,329 in interest on the vehicle loans. See also Note H.

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note F – Asset Retirement Obligation

The Company’s asset retirement obligations relate primarily to the retirement of oil and gas properties and related batteries, lines, and other equipment used at the wellsites. The following is a summary of changes in the Company’s asset retirement obligation during the year ended December 31, 2008.

Asset retirement obligation, beginning of year	$1,168,662
Settlement of liability	(38,335)
Loss on settlement of liability	2,908
Accretion of discount	71,153

Asset retirement obligation, end of year	$1,204,388

Note G – Concentrations

Substantially all of the Company’s oil and gas production is sold to one purchaser. In the event that this purchaser ceases doing business with the Company, management believes that there are potential alternative customers with which new relationships could be established.

Financial instruments that pose off-balance-sheet risk of accounting loss include cash balances at financial institutions in excess of the federally insured limit of $250,000. The cash in excess of this limit was $453,618 as of December 31, 2008. The Company frequently maintains cash in financial institutions in excess of $250,000 throughout the year.

Note H – Related Party Transactions

The Company leases its Denver facility from an entity whose part owner is the president of the Company. The lease is on a month to month basis and total costs for the year ended December 31, 2008 was $20,820.

The Company receives repair services from Oilfield Maintenance Services, Inc., a company whose part owner also has common ownership in Nautilus Technical Group, a Member of the Company. Total expenses incurred to the Company during the year ended December 31, 2008 was $342,000 and the Company is owed $9,997 recorded as a debit balance in accounts payable as of December 31, 2008.

The Company borrowed $200,000 on its line of credit (See Note E) and advanced the amount to White Bear, LLC, a Member. The terms offered to White Bear, LLC were on the same basis as the amount borrowed. This amount is included in accounts receivable from joint interest owners. The Company paid $8,756 in interest on this line of credit.

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note I – Profit Sharing Plan

The Company established a defined contribution plan under Section 401(k) of the Internal Revenue Code, covering all eligible employees. Employees may contribute up to 15% of their eligible wages to the plan. The total 401(k) expense for 2008 was $10,420, which represents discretionary matching contributions and administrative costs.

Note J – Commitments and Contingencies

Letter of Credit

The Senior Credit Facility also allows the issuance of Letters of Credit up to $344,200 on behalf of the Company. At December 31, 2008, the Company had $344,200 of Letters of Credit outstanding.

Environmental

Oil and gas producing activities are subject to extensive Federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have not future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when economic assessment and/or remediation is probable, and the costs can be reasonably estimated.

Contingencies

The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business. The Company is not currently involved in any such incidental litigation which it believes could have a material adverse effect on its financial condition or results of operations.

Note K – Supplementary Oil and Gas Disclosure (Unaudited)

The supplementary, oil and gas data that follows is presented in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities, and includes (1) costs incurred related to oil and gas producing activities, (2) net proved oil reserves, and (3) a standardized measure of discounted future net cash flows relating to proved oil reserves.

Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities that have been capitalized as of December 31, 2008 are as follows:

Acquisition of proved properties	$8,719,006
Development costs	1,666,652

Net proved oil and gas properties	$10,385,658

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note K – Supplementary Oil and Gas Disclosure (Unaudited) (continued)

Oil and Gas Reserves

The Company’s estimated oil and gas reserves were prepared by the Company. These reserve estimates were prepared with the estimated average price of oil at $30.04 per barrel at December 31, 2008 fluctuating over the economic lives of the respective properties. Lease operating expenses are held constant. As of December 31, 2008, total net proved reserves were assessed by the Company to be approximately 778,000 barrels of crude oil. The estimated future net reserve, using the above assumptions and discounted at 10%, was approximately $2,510,820. The Company’s net working interest was 534,937 barrels and $1,726,189.

In addition to the uncertainties inherent in the reserve estimation process, the above amounts were affected by prices for oil and gas, which have typically been volatile. It is reasonably possible that the Company’s oil and gas estimates will change in the forthcoming year.

Net proved reserves as of December 31, 2007	1,947,041
Revisions of previous estimates	(1,352,911)
Production	(59,193)

Net proved reserves as of December 31, 2008	534,937

All proved reserves of the Company are developed or are under development.

Standardized Measure of Discounted Future Net Cash Flows

The following information is based on our best estimate of the required data for the Standardized Measure of Discounted Future Net Cash Flows as of the periods indicated in accordance with SFAS No. 69, Disclosures About Oil and Gas Producing Activities which requires the use of a 10% discount rate. This information is not the fair market value, nor does it represent the expected present value of future cash flows of our proved oil and gas reserves.

Future cash inflows	$16,069,446
Future production costs	12,649,463

Future net cash flows	3,419,983
10% annual discount for estimated timing of cash flows	1,693,794

Net proved reserves as of December 31, 2008	$1,726,189

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and natural gas properties were as follows:

Present value, beginning of year	$21,404,996
Sales of oil produced, net	(1,049,436)
Net changes in prices and production costs	(17,195,893)
Revisions of previous quantity estimates	(1,340,555)
Accretion of discount	2,140,500
Other	(2,233,423)

Present value, end of year	$1,726,189

NAUTILUS POPLAR LLC

Notes to Financial Statements

Note L – Subsequent Events

Effective January 1, 2009, Aspen sold its working interest to Nautilus Technical Group, LLC, a current member, and Hunter Energy, LLC.

Effective October 15, 2009, two Members sold all of their interest in the Company that totaled 83% to Magellan Petroleum Corporation.

In December of 2009, the Company will refinance its senior credit facility. See also Note E.